For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc.
Reports Fourth Quarter and Full Year 2014 Financial Results

WALNUT CREEK, CA. – March 16, 2015 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Net income attributable to common stockholders of $3,574,359, or $0.33 per diluted common share
•	Book value attributable to common stockholders of $17.14 per common share at December 31, 2014 as compared to $16.93 per common share at September 30, 2014
•	FFO of $1,496,364, or $0.14 per diluted common share (see Non-GAAP Financial Measures)
•	Originated five new loans and rewrote one loan in the quarter totaling $20,214,000 (note amount) and received full or partial payoffs on four loans totaling $6,830,000
•	Recorded $2,011,000 in reversals of allowance for loan losses
•
Recorded gain on sale of real estate of $503,000, including $178,000 from the sale of undeveloped land located in Half Moon Bay, California and $325,000 from the recognition of a portion of previously deferred gain under the installment method due to partial repayment received on a carryback loan related to a property that had been sold in 2012

•	Declared quarterly dividends of $0.12 per share of common stock, composed of a special distribution of $0.07 per share and a regular quarterly dividend of $0.05 per share

Year 2014 Highlights

•	Declared 2014 common dividends of $0.27 per share
•	Net income attributable to common stockholders of $7,929,629, or $0.74 per diluted common share
•	FFO of $4,671,198, or $0.43 per diluted common share (see Non-GAAP Financial Measures)
•	Originated twenty-three new loans and rewrote three loans during 2014 totaling $50,440,000 (note commitment amount) and received full or partial payoffs on eleven loans totaling $27,719,000
•	Net increase in loan investments from 22 as of December 31, 2013 to 34 with an average loan balance of $2,001,000 as of December 31, 2014
•
Completed the sale of two real estate properties and an easement for net proceeds of $1,821,000 and gain on sale of $292,000 and recognized an additional $2,951,000 in deferred gain under the installment method due to full and partial repayments received on carryback loans related to three real estate properties that had been sold in 2012 and 2013 (total gains of $3,243,000)

•	Recorded $1,882,000 in reversals of allowance for loan losses and $12,000 provision for loan losses ($1,870,000 net reversal)
•	Recorded $179,000 in impairment losses on real estate properties

"2014 was a successful year for Owens Realty Mortgage. We continued to make significant progress in growing our loan investment portfolio, increasing operating income, and positioning some of our real estate assets for potential sale beginning in the second quarter of this year. Continued improvements in the commercial real estate market favors the disposition of our real estate held for sale as well providing new lending opportunities in the small balance commercial lending space. In 2014 we originated more than $50 million in loans which was a significant increase over 2013" said William Owens, Chairman and Chief Executive Officer of the Company.

Fourth Quarter and 2014 Financial Results

The Company reported net income attributable to common stockholders of $3,574,359 or $0.33 per basic and diluted common share for the three months ended December 31, 2014 as compared to net income of $170,874 or $0.02 per basic and diluted common share for the corresponding quarter of 2013. The fourth quarter 2014 net income attributable to common stockholders includes recognition of gain on the sale of undeveloped land located in Half Moon Bay, California of approximately $178,000 and previously deferred gain of approximately $325,000 from the sale of the condominium units in Santa Barbara, California in 2012 due to partial repayment of the carryback loan in the amount of $1,836,000 during the quarter. The fourth quarter net income also included approximately $2,011,000 of income from the reversal of the provision for loan losses primarily related to a decrease in the specific loan loss allowance on one loan due to a new appraisal obtained that indicated a higher fair value of the securing collateral and due to a decrease in the general loan loss allowance as a result of an increase in performing commercial loans during 2014 and due to refinements in the loss and delinquency factors applied to performing loans reflecting the positive trends in the economy from increasing property values over the year.

For the year ended December 31, 2014, the Company reported net income attributable to common stockholders of $7,929,629 or $0.74 per basic and diluted common share as compared to net income of $8,732,897 or $0.78 per basic and diluted common share for the year ended December 31, 2013. Operating income for the year ended December 31, 2014 was $3,161,022 as compared to $718,871 for the year ended December 31, 2013 for an increase of $2,442,151 or 340%.

Quarter End Loan Portfolio

The following tables set forth certain information regarding the Company’s loan portfolio at December 31, 2014 and December 31, 2013.
	December 31, 2014	December 31, 2013
By Property Type:
Commercial	$52,531,537	$26,158,878
Residential	13,491,906	27,461,913
Land	2,010,068	5,175,502
	$68,033,511	$58,796,293
By Position:
Senior loans	$65,533,511	$52,876,293
Junior loans	2,500,000	5,920,000
	$68,033,511	$58,796,293

The types of property securing the Company’s commercial real estate loans are as follows:
	December 31, 2014	December 31, 2013
Commercial Real Estate Loans:
Retail	$7,591,592	$4,140,000
Assisted care	—	4,021,946
Office	25,742,246	15,484,932
Apartment	9,622,580	—
Industrial	3,080,000	1,245,000
Marina	3,200,000	—
Church	1,175,000	—
Restaurant	1,058,567	—
Golf course	1,061,552	1,267,000
	$52,531,537	$26,158,878

Loans by geographic location:
	December 31, 2014	Portfolio	December 31, 2013	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$8,788,098	12.92%	$7,535,000	12.81%
California	54,685,345	80.38%	39,862,058	67.80%
Hawaii	1,450,000	2.13%	1,450,000	2.47%
Louisiana	—	0.00%	1,520,000	2.58%
Oregon	1,250,000	1.84%	—	0.00%
Pennsylvania	—	0.00%	4,021,946	6.84%
Utah	—	0.00%	2,391,286	4.07%
Washington	1,860,068	2.73%	2,016,003	3.43%
	$68,033,511	100.00%	$58,796,293	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at December 31, 2014 and December 31, 2013.

Real Estate Held for Investment:
	December 31, 2014	December 31, 2013
Land	$10,797,656	$46,873,135
Residential	48,154,258	47,037,370
Retail	23,211,896	15,588,452
Office	4,416,108	9,348,331
Industrial	4,486,797	4,605,910
Storage	3,847,884	3,943,780
Marina	3,602,867	2,028,855
Assisted care	5,005,000	—
	$103,522,466	$129,425,833

Real Estate Held for Sale:

	December 31, 2014	December 31, 2013
Residential	$—	$93,647
Land	36,263,330	3,427,200
Retail	16,494,440	—
Golf course	2,020,410	1,961,284
Office	4,716,159	—
Marina	—	408,000
	$59,494,339	$5,890,131

Non-GAAP Financial Measures

Funds from Operations

The Company utilizes supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate and other assets, amortization of deferred financing costs, impairments of real estate assets, provisions for loan losses and losses from sales of real estate, reduced by gains from sales of real estate and foreclosure of loans, accretion of discounts on loans and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non-GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

Funds from Operations:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Funds from Operations
Net income attributable to common stockholders	$ 3,574,359	$ 170,874	$ 7,929,629	$ 8,732,897
Adjustments:
Depreciation and amortization of real estate and other assets	612,655	543,699	2,255,577	2,485,587
Depreciation allocated to non-controlling interests	(29,115)	(30,724)	(125,921)	(180,771)
Amortization of deferred financing costs to interest expense	54,462	—	132,723	—
Accretion of discount on loan to interest income	(36,601)	—	(122,004)	—
Impairment losses on real estate properties	—	666,240	179,040	666,240
Reversal of provision for loan losses	(2,010,765)	(445,768)	(1,869,733)	(7,822,112)
Gain on sales of real estate assets	(503,254)	(230,765)	(3,243,359)	(2,942,861)
Gain on foreclosure of loans	(207,734)	—	(464,754)	(952,357)
Adjustments for unconsolidated ventures	42,357	37,767	—	(1,000)
FFO attributable to common stockholders	$ 1,496,364	$ 711,323	$ 4,671,198	$ (14,377)
Basic and diluted FFO per common share	$ 0.14	$ 0.07	$ 0.43	$ 0.00

Subsequent Events

In November 2014, 720 University, LLC (“720 University”) entered into a Real Estate Sale Agreement pursuant to which 720 University agreed to sell the property held within 720 University for $21,000,000 (subsequently reduced to $20,750,000). The buyer deposited $500,000 upon execution and deposited an additional $500,000 once the due diligence period expired in January 2015, and these deposits are non-refundable. On January 30, 2015, an initial closing was held for the purpose of refinancing the 720 University note payable and the buyer extended a new loan to 720 University to repay the existing note payable to a bank. The principal amount of the new loan is $9,771,263 and will accrue interest at 6.0% per annum until paid off with the closing of the sale of the property to the buyer which is expected to occur on or about May 28, 2015.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance company that invests in commercial real estate mortgage loans primarily in the Western U.S.  The Company provides customized, short-term capital to small and middle-market investors and developers who require speed and flexibility. We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, goals, and objectives. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.

Consolidated Balance Sheets
December 31,

Assets	2014	2013
Cash and cash equivalents	$1,413,545	$8,158,734
Restricted cash	6,248,746	4,095,435
Loans, net of allowance for losses of $2,869,355 in 2014 and $4,739,088 in 2013	65,164,156	54,057,205
Interest and other receivables	1,482,380	1,673,978
Other assets, net of accumulated depreciation and amortization of $1,065,172 in 2014 and $976,090 in 2013	1,138,123	1,102,683
Deferred financing costs, net of accumulated amortization of $253,675 in 2014	1,317,585	95,000
Investment in limited liability company	2,142,581	2,142,582
Real estate held for sale	59,494,339	5,890,131
Real estate held for investment, net of accumulated depreciation of $6,075,287 in 2014 and $9,599,719 in 2013	103,522,466	129,425,833

Total assets	$241,923,921	$206,641,581
Liabilities and Equity
Liabilities:
Dividends payable	$1,292,160	$180,000
Due to Manager	283,644	293,776
Accounts payable and accrued liabilities	2,219,674	2,710,745
Deferred gains	362,283	3,313,169
Lines of credit payable	11,450,000	—
Notes and loans payable on real estate	37,569,549	13,917,585
Total liabilities	53,177,310	20,415,275
Commitments and Contingencies (Note 14)
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2014 and 2013	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,768,001 and 10,794,209 shares outstanding at December 31, 2014 and 2013	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 430,118 and 403,910 shares at December 31, 2014 and 2013	(5,349,156)	(5,023,668)
Retained earnings	7,371,511	2,348,575
Total stockholders’ equity	184,571,858	179,874,410
Noncontrolling interests	4,174,753	6,351,896
Total equity	188,746,611	186,226,306

Total liabilities and equity	$241,923,921	$206,641,581

OWENS REALTY MORTGAGE, INC.

Consolidated Statements of Income
Years Ended December 31,

	2014	2013

Revenues:
Interest income on loans secured by trust deeds	$5,382,019	$3,020,884
Gain on foreclosures of loans	464,754	952,357
Rental and other income from real estate properties	12,268,214	11,223,260
Income from investment in limited liability company	169,999	160,805
Other income	19	4,406
Total revenues	18,285,005	15,361,712

Expenses:
Management fees to Manager	1,726,945	1,664,076
Servicing fees to Manager	156,995	151,643
General and administrative expense	1,661,210	1,657,467
Rental and other expenses on real estate properties	8,161,434	8,170,318
Depreciation and amortization	2,255,577	2,485,587
Interest expense	1,161,822	513,750
Total expenses	15,123,983	14,642,841

Operating income	3,161,022	718,871

Gain on sales of real estate, net	3,243,359	2,942,861
Reversal of provision for loan losses	1,869,733	7,822,112
Impairment losses on real estate properties	(179,040)	(666,240)

Net income	8,095,074	10,817,604
Less: Net income attributable to noncontrolling interests	(165,445)	(2,084,707)

Net income attributable to common stockholders	$7,929,629	$8,732,897

Per common share data:
Basic and diluted earnings per common share	$0.74	$0.78
Basic and diluted weighted average number of common shares outstanding	10,768,370	11,127,820
Dividends declared per share of common stock	$0.27	$0.25

OWENS REALTY MORTGAGE, INC.

Consolidated Statements of Income
Three Months Ended December 31,
(Unaudited)

	2014	2013

Revenues:
Interest income on loans secured by trust deeds	$1,817,177	$659,992
Gain on foreclosures of loans	207,734	—
Rental and other income from real estate properties	3,331,291	2,814,910
Income from investment in limited liability company	43,642	42,233
Other income	—	2,787
Total revenues	5,399,844	3,519,922

Expenses:
Management fees to Manager	451,044	399,408
Servicing fees to Manager	41,004	36,310
General and administrative expense	570,334	463,514
Rental and other expenses on real estate properties	2,207,659	1,766,562
Depreciation and amortization	612,655	543,699
Interest expense	443,115	128,686
Total expenses	4,325,811	3,338,179

Operating income	1,074,033	181,743

Gain on sales of real estate, net	503,254	230,765
Reversal of provision for loan losses	2,010,765	445,768
Impairment losses on real estate properties	—	(666,240)

Net income	3,588,052	192,036
Less: Net income attributable to noncontrolling interests	(13,693)	(21,162)

Net income attributable to common stockholders	$3,574,359	$170,874

Per common share data:
Basic and diluted earnings per common share	$0.33	$0.02
Basic and diluted weighted average number of common shares outstanding	10,768,001	10,920,690
Dividends declared per share of common stock	$0.12	$0.05